UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification Number)

751 Broad Street
Newark, New Jersey 07102
(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $.01	PRU	New York Stock Exchange
5.625% Junior Subordinated Notes	PRS	New York Stock Exchange
4.125% Junior Subordinated Notes	PFH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 1, 2022, Prudential Financial, Inc. (“Prudential” or the “Company”) completed the previously announced sale of its Full Service Retirement Business to Great-West Life & Annuity Insurance Company (the “Buyer”), primarily through (a) the sale of all of the equity interests in (i) Prudential Retirement Insurance and Annuity Company (“PRIAC”), (ii) Global Portfolio Strategies, Inc., a registered investment advisor, (iii) Prudential Bank & Trust, FSB, and (iv) Mullin TBG Insurance Agency Services, LLC, (b) the ceding to the Buyer and its affiliates of certain insurance policies partially comprising the Business that will be administered by such parties on behalf of The Prudential Insurance Company of America (“PICA”), and (c) the sale, transfer and/or novation by Prudential Investment Management Services LLC of certain in-scope contracts and brokerage accounts. In connection with the closing of the transaction, subject to customary post-closing adjustments, the Company expects total proceeds of approximately $2.8 billion, which includes cash consideration for the sale of PRIAC, ceding commission for the business reinsured to the Buyer and capital available to be released from PICA. The Company expects one-time costs and taxes related to the transaction of approximately $400 million. Prudential intends to use the proceeds from the sale for general corporate purposes.

Item 7.01	Regulation FD Disclosure

The Company is furnishing herewith as Exhibit 99.1 a news release announcing the transaction described herein.

Forward-Looking Statements

Certain of the statements included in this Current Report on Form 8-K, such as those regarding the receipt and use of proceeds and the expected one-time costs and taxes related to the transaction described herein, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in the Company’s Annual Report on Form 10-K. The Company does not undertake to update any particular forward-looking statement included in this document.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	News release dated April 4, 2022 (furnished and not filed)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2022

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian P. Spitser
Name:	Brian P. Spitser
Title:	Vice President and Assistant Secretary